  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 20, 1998.
                                                     REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                          GTE CALIFORNIA INCORPORATED
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

                 CALIFORNIA                                      95-0510200
          (STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                     600 HIDDEN RIDGE, IRVING, TEXAS 75038
                                (972) 718-5600
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

           DAVID S. KAUFFMAN, ESQ.                         CHARLES J. SOMES, ESQ.
           GTE SERVICE CORPORATION                      GTE CALIFORNIA INCORPORATED
             ONE STAMFORD FORUM                               600 HIDDEN RIDGE
         STAMFORD, CONNECTICUT 06904                        IRVING, TEXAS 75038
               (203) 965-2986                                  (972) 718-5600

        (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)

                                  COPIES TO:
                         ROBERT W. MULLEN, JR., ESQ.,
                       MILBANK, TWEED, HADLEY & MCCLOY,
                           1 CHASE MANHATTAN PLAZA,
                           NEW YORK, NEW YORK 10005
                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_] 333-

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] 333-

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                       PROPOSED       PROPOSED
                                                       MAXIMUM        MAXIMUM       AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE  OFFERING PRICE   AGGREGATE     REGISTRATION
         TO BE REGISTERED              REGISTERED      PER UNIT    OFFERING PRICE      FEE*
-----------------------------------------------------------------------------------------------

 Debentures...................        $300,000,000 **  100%      $300,000,000     $88,500.00 **
-----------------------------------------------------------------------------------------------

* Registration fee is calculated pursuant to Rule 457(a) under the Securities Act of 1933.
** As permitted by Rule 429 under the Securities Act of 1933, as amended, the prospectus contained in this Registration Statement also covers $100,000,000 of Debentures previously registered and unissued (Registration Statement No. 333-01001). The Registrant previously paid a filing fee of $139,310.35 with such registration statement ($34,482.75 of which is associated with the $100,000,000 of Debentures covered by the prospectus contained in this Registration Statement).

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED FEBRUARY 20, 1998

                      [LOGO] GTE CALIFORNIA INCORPORATED

                                   DEBENTURES

                                 ------------

  GTE California Incorporated (the "Company") intends to offer from time to time up to $400,000,000 aggregate principal amount of its debentures (the "New Debentures") in one or more series at prices and on terms to be determined at the time or times of sale. The aggregate principal amount, rate and time of payment of interest, maturity, initial public offering price, if any, redemption provisions and other specific terms of each series of New Debentures will be set forth in an accompanying prospectus supplement ("Prospectus Supplement").

                                 ------------

   THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
             THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
              SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

  The Company may sell the New Debentures through underwriters or agents, or directly to one or more institutional purchasers. A Prospectus Supplement will set forth the names of underwriters, if any, any applicable commissions or discounts, the price of the New Debentures and the net proceeds to the Company from any such sale or sales.

                                 ------------



                 The date of this Prospectus is        , 1998.

                      STATEMENT OF AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). These reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the following Regional Offices: Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the SEC at its prescribed rates. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of this site is http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents are incorporated herein by reference:

  1. The Annual Report on Form 10-K of the Company for the year ended December 31, 1996;

  2. The Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

  3.   The Current Report on Form 8-K of the Company dated September 4, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the New Debentures hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

  The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, including any beneficial owner, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates. Requests for such copies should be directed to David S. Kauffman, Esq., Assistant Secretary of the Company, at One Stamford Forum, Stamford, Connecticut 06904. Mr. Kauffman's telephone number is (203) 965-2986.

                                  THE COMPANY

  The Company was incorporated under the laws of the State of California in 1929 and provides telecommunications services in southern and central California, Nevada and Arizona. All of the common stock of the Company, constituting approximately 99.6% of the total voting stock, is owned by GTE Corporation ("GTE"). The Company has one wholly-owned subsidiary, Contel Advance Systems, Inc., which markets telecommunications customer premise equipment and other products and services. The Company's principal executive offices are located at 600 Hidden Ridge, Irving, Texas 75038, telephone number
(972) 718-5600.

                                USE OF PROCEEDS

  The net proceeds from the offering and sale of the New Debentures, exclusive of accrued interest, will be applied (A) toward the repayment of short-term borrowings incurred (i) in connection with the redemption on May 1, 1997 of
(a) the Company's 7.48% Cumulative Preferred Stock in the amount (including premium) of $32,822,623 and (b) the following series of first mortgage bonds of the Company:

                                                                      TOTAL
                                       OUTSTANDING                  PRINCIPAL
                            ORIGINAL    PRINCIPAL      PREMIUM     AND PREMIUM
                 INTEREST   MATURITY    AMOUNT AT      PAID AT          AT
       SERIES      RATE       DATE      REDEMPTION    REDEMPTION    REDEMPTION
       ------    --------   --------   ------------   ----------   ------------
       T          6.750%     12/1/97   $ 55,000,000         --     $ 55,000,000
        U         7.125%     12/1/98     60,000,000    $150,000      60,150,000
        X         7.625%     12/1/01     50,000,000     525,000      50,525,000
        J         7.625%    12/31/97     10,000,000         --       10,000,000
                                       ------------    --------    ------------
                                       $175,000,000    $675,000    $175,675,000
                                       ============    ========    ============

and (ii) for the purpose of financing the Company's construction program and
(B) for general corporate purposes. At November 30, 1997, the Company had short-term borrowings exclusive of current maturities of approximately $150,296,000 at an annual average interest rate of 5.81%. The Company's construction budget was approximately $625,000,000 for 1997, approximately $530,054,000 of which was incurred through November 30, 1997, principally for central office equipment, outside plant and land and buildings. The balance of the funds for the completion of the 1997 construction program was obtained primarily from internal sources and short-term loans. The Company's construction budget is currently estimated at approximately $573,000,000 for 1998.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                  NINE MONTHS ENDED YEARS ENDED DECEMBER 31,
                                    SEPTEMBER 30,   ---------------------------
                                        1997        1996 1995 1994 1993    1992
                                  ----------------- ---- ---- ---- ----    ----
                                     (UNAUDITED)
Consolidated Ratios of Earnings
 to Fixed Charges(a).............       8.38        8.06 5.33 7.37 2.77(b) 6.15

--------
(a) Computed as follows: (1) "earnings" have been calculated by adding income taxes and fixed charges to income before extraordinary charge; (2) "fixed charges" include interest expense and the portion of rentals representing interest.

(b) Results for 1993 include an after-tax restructuring charge of approximately $304,400,000 for the implementation of a re-engineering plan and a one-time, after-tax charge of approximately $23,000,000 related to the enhanced early retirement and voluntary separation programs offered to eligible employees in 1993. Excluding these items, the consolidated ratio of earnings to fixed charges for the year ended December 31, 1993 would have been 6.45.

                              THE NEW DEBENTURES

  The New Debentures are to be issued as one or more series of the Company's debentures (the "Debentures") under an Indenture, dated as of December 1, 1993, as amended and supplemented by the First Supplemental Indenture dated as of April 15, 1996 (as amended and supplemented, the "Indenture"), between the Company and First Trust of California, National Association, as successor trustee to Bank of America National Trust and Savings Association (the "Trustee"). By resolution of the Board of Directors of the Company or a certificate of authorized officers of the Company pursuant to such a resolution, the Company will designate the title of each series, aggregate principal amount, date or dates of maturity, dates for payment and rate of interest, redemption dates, prices, obligations and restrictions, if any, and any other terms with respect to each such series. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by express reference to, the cited Articles and Sections of the Indenture and the form of New Debenture, which are filed as exhibits to the Registration Statement of which this Prospectus is a part, or incorporated by reference therein.

FORM AND EXCHANGE

  Unless issued in the form of a Global Debenture as described under "Book-Entry, Delivery and Form" below, the New Debentures are to be issued in registered form only in denominations of $1,000 and integral multiples thereof and will be exchangeable for New Debentures of the same series of other denominations of a like aggregate principal amount without charge except for reimbursement of taxes, if any. (ARTICLE TWO)

MATURITY, INTEREST AND PAYMENT

  Information concerning the maturity, interest rate and payment dates of each series of the New Debentures will be contained in a Prospectus Supplement relating to that series of New Debentures.

REDEMPTION PROVISIONS, SINKING FUND AND DEFEASANCE

  Each series of the New Debentures may be redeemed upon not less than 30 days notice at the redemption prices and subject to the conditions that will be set forth in a Prospectus Supplement relating to that series of New Debentures. (ARTICLE THREE) If a sinking fund is established with respect to any series of the New Debentures, a description of the terms of such sinking fund will be set forth in a Prospectus Supplement relating to that series of New Debentures. The Indenture provides that each series of the New Debentures is subject to defeasance. (SECTION 11.02)

BOOK-ENTRY, DELIVERY AND FORM

  If a Prospectus Supplement specifies that any series of New Debentures will be issued in the form of one or more registered global certificates (for each such series, collectively, the "Global Debenture"), unless otherwise specified in such Prospectus Supplement, the Global Debenture will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") and registered in the name of the Depository's nominee. Except as set forth below, the Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

  The Depository has advised as follows: It is a limited-purpose trust company which was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants in such securities through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers (including the underwriters or dealers named in the Prospectus Supplement relating to the New Debentures), banks and trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants"). Persons who are not participants may beneficially own securities held by the Depository only through participants or indirect participants.

  The Depository has advised that pursuant to procedures established by it (i) upon issuance of the New Debentures by the Company, the Depository will credit the accounts of the participants designated by the underwriters or dealers with the principal amounts of the New Debentures purchased by the underwriters or dealers and (ii) ownership of beneficial interests in the Global Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depository (with respect to participants' interests) or by the participants and indirect participants (with respect to the owners of beneficial interests in the Global Debenture). The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in the Global Debenture is limited to such extent.

  So long as the Depository's nominee is the registered owner of the Global Debenture, such nominee for all purposes will be considered the sole owner or holder of the New Debentures. Except as provided below, owners of beneficial interests in the Global Debenture will not be entitled to have any of the New Debentures registered in their names and will not receive or be entitled to receive physical delivery of the New Debentures in definitive form.

  Neither the Company, the Trustee, any paying agent of the Company nor the Depository will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Debenture, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Principal and interest payments on the New Debentures registered in the name of the Depository's nominee will be made to the Depository's nominee as the registered owner of the Global Debenture. The Company and the Trustee will treat the persons in whose names the New Debentures are registered as the owners of such New Debentures for the purpose of receiving payment of principal and interest on the New Debentures and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any paying agent of the Company will have any direct responsibility or liability for the payment of principal and interest on the New Debentures to owners of beneficial interests in the Global Debenture. The Depository has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal and interest, to immediately credit the accounts of the participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debenture as shown in the records of the Depository. Payments by participants and indirect participants to owners of beneficial interests in the Global Debenture will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participants or indirect participants.

  If the Depository is at any time unwilling or unable to continue as depository with respect to an outstanding series of New Debentures or if at any time the Depository shall no longer be registered or in good standing under the Exchange Act or other applicable statute and a successor depository is not appointed by the Company within 90 days, the Company will issue New Debentures in definitive form in exchange for the Global Debenture. In addition, the Company may at any time determine not to have an outstanding series of New Debentures represented by a Global Debenture. In either instance, an owner of a beneficial interest in the Global Debenture will be entitled to have New Debentures equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such New Debentures in definitive form. New Debentures so issued in definitive form will be issued in denominations of U.S. $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

RESTRICTIONS

  The New Debentures will not be secured. The Indenture provides, however, that if the Company shall at any time mortgage or pledge any of its property, the Company will secure the New Debentures, equally and ratably with the other indebtedness or obligations secured by such mortgage or pledge, so long as such other indebtedness or obligations shall be so secured. There are certain exceptions to the foregoing, among them that the Debentures need not be secured:

    (i) in the case of (a) purchase money mortgages, (b) conditional sales agreements or (c) mortgages existing at the time of purchase, on property acquired after the date of the Indenture;

    (ii) with respect to certain deposits or pledges to secure the performance of bids, tenders, contracts or leases or in connection with worker's compensation and similar matters;

    (iii) with respect to mechanics' and similar liens in the ordinary course of business;

    (iv) with respect to the Company's first mortgage bonds outstanding on the date of the Indenture, issued and secured by the Company and its predecessors in interest under various security instruments, all of which have been assumed by the Company (collectively, the "First Mortgage Bonds"), and any replacement or renewal (without increase in principal amount or extension of final maturity date) of such outstanding First Mortgage Bonds;

    (v) with respect to First Mortgage Bonds which may be issued by the Company in connection with the consolidation or merger of the Company with or into certain affiliates of the Company in exchange for or otherwise in substitution for long-term senior indebtedness of any such affiliate ("Affiliate Debt") which by its terms (x) is secured by a mortgage on all or a portion of the property of such affiliate, (y) prohibits long-term senior secured indebtedness from being incurred by such affiliate, or a successor thereto, unless the Affiliate Debt shall be secured equally and ratably with such long-term senior secured indebtedness or (z) prohibits long-term senior secured indebtedness from being incurred by such affiliate; or

    (vi) with respect to indebtedness required to be assumed by the Company in connection with the merger or consolidation of certain affiliates of the Company with or into the Company. (SECTION 4.05)

  The Indenture does not limit the amount of debt securities which may be issued or the amount of debt which may be incurred by the Company. (SECTION 2.01) However, while the restriction in the Indenture described above would not afford holders of the New Debentures protection in the event of a highly leveraged transaction in which unsecured indebtedness was incurred, the issuance of most debt securities by the Company, including the New Debentures, does require state regulatory approval (which may or may not be granted). In addition, in the event of a highly leveraged transaction in which secured indebtedness was incurred, the above restriction would require the New Debentures to be secured equally and ratably with such secured indebtedness, subject to the exceptions described above. It is unlikely that a leveraged buyout initiated or supported by the Company, the management of the Company or an affiliate of either party would occur, because all of the common stock of the Company, constituting approximately 99.6% of the total voting stock, is owned by GTE, which has no current intention of selling its ownership in the Company.

MODIFICATIONS OF INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures of any series at the time outstanding and affected by such modification, to modify the Indenture or any supplemental indenture affecting that series of the Debentures or the rights of the holders of that series of Debentures. However, no such modification shall (i) extend the fixed maturity of any Debenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of each holder of Debentures then outstanding and affected thereby. (SECTION 9.02)

  The Company and the Trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for certain other usual purposes including the creation of any new series of Debentures. (SECTIONS 2.01, 9.01 and 10.01)

EVENTS OF DEFAULT

  The Indenture provides that the following described events constitute "Events of Default" with respect to each series of the Debentures thereunder:
(a) failure for 30 business days to pay interest on the Debentures of that series when due; (b) failure to pay principal or premium, if any, on the Debentures of that series when due, whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund payment with respect to that series; (c) failure to observe or perform any other covenant (other than those specifically relating to another series) in the Indenture for 90 days after notice with respect thereto; or (d) certain events in bankruptcy, insolvency or reorganization. (SECTION 6.01)

  The holders of a majority in aggregate outstanding principal amount of any series of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series. (SECTION 6.06) The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the Debentures may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may rescind and annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal and any premium has been deposited with the Trustee. (SECTION 6.01)

  The holders of a majority in aggregate outstanding principal amount of any series of the Debentures may, on behalf of the holders of all the Debentures of such series, waive any past default except a default in the payment of principal, premium, if any, or interest. (SECTION 6.06) The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture. (SECTION 5.03)

CONCERNING THE TRUSTEE

  The Trustee, prior to an Event of Default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after the occurrence of an Event of Default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his own affairs. (SECTION 7.01) Subject to such provision, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holders of Debentures, unless offered reasonable security or indemnity by such security holders against the costs, expenses and liabilities which might be incurred thereby. (SECTION 7.02) The Trustee is not required to expend or risk its own funds or incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (SECTION 7.01)

                                    EXPERTS

  The financial statements, schedule and exhibit pertaining to the Company's Statements re: Calculation of Consolidated Ratio of Earnings to Fixed Charges included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report on the financial statements of the Company, which includes an explanatory paragraph with respect to the discontinuance of the provisions of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," as discussed in
Note 2 to the financial statements.

                             CERTAIN LEGAL MATTERS

  The validity of the New Debentures will be passed upon for the Company by William G. Mundy, Esq., Vice President--General Counsel of the Company. Certain legal matters in connection with the New Debentures will be passed upon for the underwriters, agents, or institutional purchasers by Milbank, Tweed, Hadley & McCloy of New York, New York.

                             PLAN OF DISTRIBUTION

  The Company may sell any series of the New Debentures in one or more of the following ways: (i) to underwriters for resale to the public or to institutional purchasers; (ii) directly to institutional purchasers; or
(iii) through Company agents to the public or to institutional purchasers. The Prospectus Supplement with respect to each series of New Debentures will set forth the terms of the offering of such New Debentures, including the name or names of any underwriters or agents, the purchase price of such New Debentures and the proceeds to the Company from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such New Debentures may be listed.

  If underwriters are used in the sale, such New Debentures will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase any series of New Debentures will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such New Debentures if any are purchased. In the event of a default of one or more of the underwriters involving not more than 10% of the aggregate principal amount of the New Debentures offered for sale, the non-defaulting underwriters would be required to purchase the New Debentures agreed to be purchased by such defaulting underwriter or underwriters. In the event of a default in excess of 10% of the aggregate principal amount of the New Debentures, the Company may, at its option, sell less than all the New Debentures offered.

  Underwriters and agents may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof. Underwriters and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY THE COMPANY OR ANY DEALER IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT BE LAWFULLY MADE.


                               ----------------


                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Statement of Available Information.........................................   2
Incorporation of Certain Documents by Reference............................   2
The Company................................................................   2
Use of Proceeds............................................................   3
Consolidated Ratios of Earnings to Fixed Charges...........................   3
The New Debentures.........................................................   3
Experts....................................................................   7
Certain Legal Matters......................................................   7
Plan of Distribution.......................................................   8

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                      [LOGO] GTE CALIFORNIA INCORPORATED


                               ----------------

                                  PROSPECTUS

                               ----------------





                                        , 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commission.

   1. Registration fee.............................................. $ 88,500.00
   2. Trustee's fees................................................    3,200.00
   3. Cost of printing..............................................   40,000.00
   4. Accounting fees...............................................   26,000.00
   5. Miscellaneous.................................................   10,300.00
                                                                     -----------
                                                                     $168,000.00
                                                                     ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Pursuant to Section 317 of the California Corporations Code (the "CCC"), a corporation may indemnify its directors and officers by reason of service in such capacities against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding to which the director or officer was or is a party or is threatened to be made a party; provided, however, the director or officer has acted in good faith and in a manner reasonably believed to be in the best interests of the corporation. With respect to any criminal proceedings, the director or officer must have had no reasonable cause to believe that his or her conduct was unlawful. In actions by, or in the right of, a corporation, no indemnification is available for expenses incurred with respect to a pending action settled or disposed of without court approval or with respect to any claim, issue or matter as to which such director or officer is adjudged liable unless, and only to the extent that, it is determined upon application in the court adjudicating the proceeding that, in view of all of the circumstances in the case, such person is fairly and reasonably entitled to indemnity for such expenses. Indemnification against reasonable expenses incurred is mandatory to the extent the director or officer is successful in defense of the proceeding or any claim, issue or matter therein. In cases where the director or officer is not successful, indemnification must be approved by the court adjudicating the proceeding or by the corporation acting through its shareholders, disinterested directors or independent legal counsel.

  The indemnification provided as set forth above is not exclusive and a corporation may, under the CCC, grant additional rights to indemnification; provided, however, that in cases where directors or officers breach their duty to the corporation or its stockholders such indemnification may not limit the liability of directors or officers (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions believed to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith,
(iii) for any transaction from which the director or officer derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the duty to the corporation or its shareholders, (vi) in actions arising out of contracts in which the director or officer has a material financial interest or (vii) for claims arising from corporate actions which subject directors to joint and several liability under Section 316 of the CCC.

  As permitted by the CCC, the Company's By-laws provide for indemnification of directors and officers in accordance with the foregoing standards, provided such persons have acted in accordance with such standards. The Company also has insurance policies, as permitted by the CCC, on behalf of its directors and officers against certain liabilities which might be incurred by them in such capacities.

ITEM 16. EXHIBITS.

  See Exhibit Index on Page E-1.

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Act may be permitted to officers, directors and controlling persons of the Company pursuant to any charter provision, by-law or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The Company hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Irving, State of Texas, on the 20th day of February, 1998.

                                          GTE CALIFORNIA INCORPORATED
                                                   (Registrant)

                                                      DAVID R. BOWMAN
                                          By: _________________________________
                                                      David R. Bowman
                                                         President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement is signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                   DATE
             ---------                           -----                   ----

          DAVID R. BOWMAN            President (Principal           February 20, 1998
____________________________________  Executive Officer)
          David R. Bowman

         GERALD K. DINSMORE          Senior Vice President--        February 20, 1998
____________________________________  Finance and Planning
         Gerald K. Dinsmore           (Principal Financial
                                      Officer)

      WILLIAM M. EDWARDS, III        Vice President--Controller     February 20, 1998
____________________________________  (Principal Accounting
      William M. Edwards, III         Officer)

       MATELAND L. KEITH, JR.        Director                       February 20, 1998
____________________________________
       Mateland L. Keith, Jr.

           JOHN C. APPEL             Director                       February 20, 1998
____________________________________
           John C. Appel

          WILLIAM G. MUNDY           Director                       February 20, 1998
____________________________________
          William G. Mundy

        LAWRENCE R. WHITMAN          Director                       February 20, 1998
____________________________________
        Lawrence R. Whitman


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports, dated January 28, 1997, included in the GTE California Incorporated Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.

                                          ARTHUR ANDERSEN LLP

Dallas, Texas
February 18, 1998

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
 -------
  1.1    Form of Purchase Agreement, including Standard Purchase Agreement
         Provisions (February 1998 Edition).

  4.1    Indenture between GTE California Incorporated and Bank of America
         National Trust and Savings Association, as Trustee, dated as of December 1, 1993 (incorporated by reference from Exhibit 4.1 to GTE
         California Incorporated's Registration Statement on Form S-3,
         File No. 33-51541, filed with the Securities and Exchange Commission on December 17, 1993), as amended and supplemented by the First
         Supplemental Indenture dated as of April 15, 1996 between GTE
         California Incorporated and First Trust of California, National
         Association, as Trustee (as successor trustee to Bank of America
         National Trust and Savings Association) (incorporated by reference from Exhibit 4.3 to GTE California Incorporated's Current Report on
         Form 8-K dated April 23, 1996).

  4.2    Form of New Debenture.

  5      Opinion and consent of William G. Mundy, Esq.

 12      Consolidated Statements of the Ratio of Earnings to Fixed Charges
         (contained in Exhibit 12 to GTE California Incorporated's Report on
         Form 10-Q for the quarter ended September 30, 1997 and Exhibit 12 to
         GTE California Incorporated's Report on Form 10-K for year ended
         December 31, 1996).

 23.1 Consent of Arthur Andersen LLP is included on page II-4 of this Registration Statement.

 23.2    Consent of William G. Mundy, Esq. (contained in opinion filed as
         Exhibit 5).

 25      Form T-1 Statement of Eligibility under the Trust Indenture Act of
         1939, as amended, of First Trust of California, National Association, as successor trustee to Bank of America National Trust and Savings
         Association under the Indenture incorporated by reference in Exhibit
         4.1.

 26.1    Form of Invitation for Bids.